EXHIBIT 10.2

                            KOS PHARMACEUTICALS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement (the "Agreement"), effective as of June 20, 1996, is made by and between Kos Pharmaceuticals, Inc., a Florida corporation (the "Company"), and Daniel M. Bell, (the "Recipient").

         WHEREAS, the Company wishes to grant an option to purchase shares of the Company's common stock to the Recipient pursuant to the terms of the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the "Plan").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF OPTION. In consideration of service to the Company and for other good and valuable consideration, the Company grants to the Recipient an option to purchase 750,000 shares of the Company's common stock in accordance with the terms and conditions of the Plan and this Agreement (the "Option").

         2. OPTION PRICE. The purchase price of the shares of stock covered by the Option shall be $0.60 per share.

         3. ADJUSTMENTS IN OPTION.

                  (a) Subject to the limitation of subsection 3(b) below, in the event that the outstanding shares of stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the shares subject to the Option and the price per share shall be equitably adjusted to reflect such changes. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Committee shall be final and binding upon the Recipient, the Company and all other interested persons.

                  (b) The provisions of subsection 3(a) above shall not result in any adjustment of either the number of shares subject to the Option or the price per share in the event of any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or any other similar transaction on or before July 15, 1996.

         4. PERSON ELIGIBLE TO EXERCISE OPTION. During the lifetime of the Recipient, only the Recipient may exercise the Option or any portion thereof. After the death of the Recipient, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under the terms of the Plan, be exercised by the Recipient's personal representative or by any other


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person empowered to do so under the Recipient's will, trust or under then applicable laws of descent and distribution.

         5. MANNER OF EXERCISE. The Option, or any portion thereof, may be exercised only in accordance with the terms of the Plan and solely by delivery to the Secretary of the Company of all of the following items prior to the time when the Option or such portion becomes unexercisable under the terms of the
Plan:

                  (a) Notice in writing signed by the Recipient or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules (if any) established by the Committee;

                  (b) Full payment (in cash or by cashiers' or certified check) for the shares with respect to which the Option or portion thereof is exercised;

                  (c) Full payment (in cash or by cashiers' or certified check) upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the exercise of the Option or portion thereof;

                  (d) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Recipient or other person then entitled to exercise the Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Recipient or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representations and agreement and to effect compliance with all federal and state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act and may issue stop-transfer orders covering such shares. The written representations and agreement referred to in the first sentence of this subsection (d), however, shall not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

                  (e) In the event the Option or any portion thereof shall be exercised pursuant to Section 4 of the Agreement by any person or persons other than the Recipient, appropriate proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

         6. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued

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shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable.

         7. RIGHTS OF SHAREHOLDERS. The Recipient shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Recipient.

         8. VESTING AND EXERCISABILITY.  The Recipient's interest in the
Option shall be 100 percent vested as of the Date of Grant. Notwithstanding the vested percentage of the Recipient's interest in the Option, the Option may not be exercised unless and until an Initial Public Offering occurs.

         9. DURATION OF OPTION. Except as specified below, the Option shall expire on July 1, 2006. Notwithstanding the foregoing, the Option may expire prior to July 1, 2006, in the following circumstances:

                  (a) In the case of the Recipient's death or disability, the Recipient's termination of employment by reason of a change of control pursuant to an employment agreement (if any) with the Company, the Company's termination of the Recipient's employment or affiliation with the Company without cause, or the expiration of the Recipient's employment agreement (if any) with the Company, the Option shall expire on July 1, 2006.

                  (b) If the Recipient's employment or affiliation with the Company terminates as a result of his retirement at age sixty-five, the Option will expire on July 1, 2006.

                  (c) If the Recipient voluntarily ceases employment or affiliation with the Company for any reason other than death, disability, a change of control pursuant to an employment agreement (if any) with the Company, or retirement (as described in subsection 9(b) above), the Option shall expire thirty days following the last day that the Recipient is employed by or affiliated with the Company. After the last day that the Recipient is employed by or affiliated with the Company, the Option may be exercised only for the number of Shares for which it could have been exercised on such last day pursuant to Section 8 of the Agreement, subject to any adjustment under Section 3 of the Agreement.

                  (d) Notwithstanding any provisions set forth above in this
Section 9, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or its affiliates, (ii) breach any covenant not to compete or employment agreement with the Company or any affiliate, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.


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         10. CHANGE IN CONTROL.  Contingent upon the occurrence of a Change in
Control, the Board of Directors of the Company may, but is not required to, take one or more of the following actions:

                  (a) terminate the Option effective upon the date of the Change in Control and make, within ninety days after the date of the Change in Control, a cash payment to the Recipient equal to the difference between the exercise price of the Option and the fair market value of the shares that would have been subject to the terminated Option on the date of the Change in Control; or

                  (b) accelerate the expiration of the Option to a date not earlier than the fifteenth day after the Change in Control.

         11. ADMINISTRATION. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Recipient, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the Company is a party.

         12. OPTIONS NOT TRANSFERABLE. Neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 12 shall not prevent transfers by will or by the applicable laws of descent and distribution.

         13. OPTION SHARE TRANSFER RESTRICTIONS.

                  (a) Without the prior written consent of the Company, for a period of 180 days following the date of an Initial Public Offering, an Option Holder may not (i) directly or indirectly offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, any Option Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Option Shares, whether any such transaction described in this subsection clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Company may place legends and/or stop-transfer orders with the transfer agent of any Option Shares in order to give effect to this subsection 13(a).

                  (b) Subject to subsection 13(a) above, an Option Shareholder may Dispose Of Option Shares only if either (i) a registration statement pertaining to such Option Shares has been

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filed with and declared effective by the Securities and Exchange Commission and remains effective on the date the Option Shareholder Disposes Of such Option Shares, or (ii) an exemption from the registration requirements of applicable securities laws is available.

         14. SHARES TO BE RESERVED. The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

         15. NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Recipient shall be addressed to him at the address given beneath his signature below. By a notice given pursuant to this Section 15, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Recipient shall, if the Recipient is then deceased, be given to the Recipient's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 15. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

         16. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         17. INCORPORATION OF PLAN BY REFERENCE. The Option is granted in accordance with the terms and conditions of the Plan, the terms of which are incorporated herein by reference, and the Agreement shall in all respects be interpreted in accordance with the Plan. Any term used in the Agreement that is not otherwise defined in the Agreement shall have the meaning assigned to it by the Plan.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

                             KOS PHARMACEUTICALS, INC.


                             By: /s/ MICHAEL JAHARIS
                               -------------------------------------
                             Title: CHAIRMAN
                                  -----------------------------------


                             RECIPIENT

                              /s/ DANIEL M. BELL
                             ----------------------------------------
                             Daniel M. Bell

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